Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACT: Biff Motley
                      Senior Vice President
   bmotley@whitneybank.com
   504-586-3621

Whitney National Bank Invests in the Future with
Contemporary Customer Service Initiative

NEW ORLEANS (May 18, 2009) – Whitney National Bank today announced that it is making a strategic investment in new, contemporary customer service technology which will enable significant and expanding service capabilities and is expected to lower the company’s projected level of ongoing operational costs.

According to John C. Hope, III, Whitney Chairman and CEO, “This important investment is a key element in our plan to transform our company. It will not only enable faster, more enhanced customer service, but it should accomplish it in a much more efficient, cost-effective way.”

This new initiative will use powerful systems developed by a number of carefully selected technology companies to provide Whitney Bankers and their clients with high-value customer service solutions, including: advanced business banking and retail branch service delivery capabilities, easily accessible customer-relationship management information, expanded electronic funds transfer and Internet banking capabilities, risk management and protection solutions, item and document imaging, and professional services and education.

“Everything is moving faster these days and success in banking requires a clear and often anticipatory focus on specific customer service needs,” said John M. Turner, Jr., Whitney President. “For example, it is not uncommon today for a business owner to logon to whitneybank.com after work, check various account balances and transactions, transfer funds, and notice something to discuss with a Whitney Banker the next day. While we have had good success in building these customer services capabilities in recent years, it has become clear to our management team that we need to invest in even more advanced technology to stay ahead of this curve. The investment we are announcing today is long-term, and will enhance our service delivery capabilities for years to come.”

-more-

WHITNEY NATIONAL BANK INVESTS IN THE FUTURE

Continuing its tradition of individualized, personal service, Whitney’s technology investment will also make it easier for clients to bank at any of its more than 160 branches within the Bank’s five-state footprint. “In addition to faster services in our branches, this technology will also empower our clients to expand their use of a variety of lower cost, self service transactions and digital information management,” explained  Francisco “Frank” DeArmas, Executive Vice President, CIO - Operations & Technology Division. “For the past 125 years, Whitney has built its outstanding reputation by helping our customers prosper. This commitment is more than rhetoric; it’s our continuing promise.”

Whitney considers expanding its customer service capabilities an indispensable investment.  Over time, the new system will not only advance the customer service platform, but also improve overall operational efficiency and support the Bank’s strategic plan -- benefiting customers, Whitney Bankers and shareholders alike.

Whitney Holding Corporation (Nasdaq -WTNY), through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.  Additional information is available at whitneybank.com. (WTNY-G)

This press release contains "forward-looking statements" as defined by federal securities laws.  Statements contained in this press release that are not historical facts are forward looking statements.  These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management, including Whitney’s statements regarding the impact of the new customer service initiative and the projected  efficiencies and cost savings resulting from the project.  Actual results could differ materially from current projections and expectations for many reasons, including without limitation, changing events and trends that have influenced Whitney’s assumptions, but are beyond Whitney’s control.  Forward-looking statements are necessarily estimates reflecting the best judgment of Whitney’s senior management based upon current information and involve a number of risks and uncertainties.  Please refer to Whitney’s filings with the SEC (and available at www.SEC.gov) for a summary of important factors that could affect Whitney’s financial results and operations and its forward-looking statements.  Except as required by law, Whitney does not intend to and assumes no responsibility for updating or revising any forward-looking statements contained in this press release, whether as a result of new information, future events or otherwise.

-end-